Exhibit 23.3
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德恒律师事务所深圳分所
DEHENG LAW FIRM SHENZHEN OFFICE

CONSENT OF LAW FIRM IN THE PEOPLE’S REPUBLIC OF CHINA

To the Board of Directors
China Equity Platform Holding Group Limited

As legal adviser of the People’s Republic of China (the “PRC”), we issued our legal opinion dated February 14, 2011, with respect to China Equity Platform Holding Group Limited on (i) the legality and validity of relevant transactions, under the Regulations on the Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, PRC Ministry of Commerce Order No.10 2006, as amended on June 22, 2009; (ii) and the legality of the business operated in the PRC.

We hereby consent to the incorporation of the aforesaid legal opinion by reference into Form F-1 (Amendment No.4) of China Equity Platform Holding Group Limited to be filed with the Securities and Exchange Commission on or about May 13, 2011, filed pursuant to the Securities Act of 1933.

[Signature]
WANG CHONG
Dated: May 13, 2011

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